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                                                                    Exhibit 16.1

December 15, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

re:      FragranceNet.com, Inc.
         File No. 0-16819

Commissioners:

We have read the statements made by FragranceNet.com, Inc in Item 4 of the Form 8-K dated December 13, 1999, which we understand will be filed with the Commission. We agree with the statements contained in such Form 8-K concerning our firm.

Very truly yours,

/s/  Janover Rubinroit, LLC